UNITED STATES
SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-30746

TBX RESOURCES, INC.

(Exact name of small business issuer as specified in its charter)

Texas	75-2592165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3030 LBJ Fwy, Suite 1320 Lock Box #47 Dallas, TX 75234
(Address of principal executive offices)

Issuer’s telephone number (972) 243-2610

ITEM 4. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

1)             On January 31, 2004, the Registrant dismissed James A. Moyers, CPA (‘Moyers”) as its independent accountant.

2.)          On January 31, 2004, the Registrant retained James George Somma, CPA (“Somma”) as its independent accountant. The decision to engage Somma as set forth above and to dismiss James A. Moyers, CPA was approved by the board of directors of the Registrant.

3)             The Company did not consult with Somma with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements prior to engaging the firm.

4)             Moyers reports on the Registrant’s financial statements for the fiscal years ended                       November 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

5)             During the fiscal years ended November 30, 2002 and 2001, and the subsequent interim period through August 31, 2003, (i) there were no disagreements with Moyers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moyers, would have caused them to make reference to the subject matter of the disagreements in connection with their report and (ii) there were no “reportable events” as defined in Item 304 (a)(I )(v) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Letter on Change in Certifying Accountant from James A. Moyers, dated May 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBX RESOURCES, INC.

Dated this 20th day of May, 2004

/s/ Tim Burroughs
Tim Burroughs
Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1	Letter on Change in Certifying Accountant from James A. Moyers, CPA dated May 20, 2004.